Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 27, 2006, is made by and among ALLOY, INC., a Delaware corporation (“Parent”), each Person listed on Schedule A (each, a “Stockholder” and collectively, the “Stockholders”) and JOSHUA J. SCHANKER, as representative and agent of the Stockholders (the “Representative”).

A. Reference is made to the Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) by and among Parent, Alloy Acquisition Sub, Inc., a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (the “Buyer”), Sconex, Inc., a Delaware corporation (the “Company”), the Stockholders and the Representative, providing for, among other things, the merger of the Company with and into the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

B. Pursuant to the Merger Agreement, Parent has agreed to, among other things, issue to the Stockholders shares of its Common Stock (as hereinafter defined) as part of the consideration to be paid pursuant to the Merger Agreement and to grant certain registration rights to the Stockholders with respect thereto.

NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Closing Shares” has the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the Common Stock, $.01 par value per share, of Parent, as constituted as of the date of this Agreement.

“Earnout Shares” has the meaning set forth in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” means, as of any date, each Stockholder holding Registrable Securities, and each other Person to whom such Stockholder (or subsequent Holder) shall have assigned any rights hereunder in accordance with the provisions of Section 7(d) hereof and who owns Registrable Securities as of such date.

“Holder Indemnitees” has the meaning set forth in Section 6 hereof.

“Losses” has the meaning set forth in Section 6 hereof.

“Parent Registration Statement” has the meaning set forth in Section 2 hereof.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or a government or any agency or political subdivision thereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Register,” “Registered” and “Registration,” whether or not capitalized, mean and refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Expenses” has the meaning set forth in Section 5 hereof.

“Registrable Securities” means the Closing Shares and an aggregate of 685,000 shares of Common Stock that may be issued as Earnout Shares pursuant to the terms of the Merger Agreement; provided, however, that such shares shall cease to be Registrable Securities (x) upon the consummation of any sale of such shares pursuant to (i) an effective Registration Statement under the Securities Act or (ii) Rule 144, (y) at such time, if any, as such shares become eligible for sale under Rule 144(k) under the Securities Act or (z) with respect to any Holder, on the first date when all of the Registrable Securities then held by such Holder are eligible for sale during any subsequent three-month period under Rule 144.

“Registration Statement” means any registration statement on Form S-3 (or another applicable form of registration statement if Form S-3 is unavailable to Parent including, without limitation, Form S-1) of Parent filed with the Commission pursuant to the Securities Act and any additional registration statement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement to be filed pursuant to the terms of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” has the meaning set forth in Section 5 hereof.

“Standstill Notice” has the meaning set forth in Section 3 hereof.

“Underwritten Registration” or “Underwritten Offering” means a registration in connection with which securities of Parent are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement, excluding any registration statement relating to any equity compensation plan, or with respect to any corporate merger or other transaction under Rule 145 of the Securities Act.

2. Registration of Registrable Securities.

(a) Parent shall use commercially reasonable efforts to file within sixty (60) days after the date hereof a Registration Statement for a public offering of all of the Registrable Securities (the “Parent Registration Statement”), and shall use commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing, and to keep the Parent Registration Statement effective until the earlier of (i) forty-two (42) months after its effective date or (ii) the date on which all of the Registrable Securities so registered have been sold pursuant to the Parent Registration Statement or have ceased to be Registrable Securities. Parent shall be entitled to include in the Parent Registration Statement shares of Common Stock to be sold by Parent or by other holders of Common Stock for its or their own account, except as and to the extent that such method of disposition is an Underwritten Offering and in the opinion of the managing underwriter such inclusion would adversely affect the marketing of the Registrable Securities to be sold.

(b) Parent may defer the filing of the Parent Registration Statement if (i) there is material non-public information regarding Parent that the Board of Directors of Parent reasonably determines not to be in Parent’s interest to disclose and which Parent is not otherwise required to disclose or (ii) Parent is then pursuing a significant business transaction (including, but not limited to, the acquisition or disposition of assets or any merger, consolidation, tender offer or other similar transaction) which would require disclosure in a Registration Statement or other filing with the Commission, but that the Board of Directors of Parent reasonably determines not to be in Parent’s interest to disclose and which Parent is not otherwise required to disclose, provided that, Parent shall, upon determining to seek such deferral, promptly deliver to the Representative a certificate signed by an executive officer of Parent stating that such condition exists and that Parent is deferring such filing and containing an approximation of the length of the anticipated delay. Notwithstanding the foregoing, Parent shall endeavor to file the Parent Registration Statement no later than 120 days following the date hereof.

3. Obligations of Parent. Parent covenants that it shall:

(a) subject to the provisions of Section 2, prepare and file with the Commission the Parent Registration Statement and use commercially reasonable efforts to cause the Parent Registration Statement to become effective;

(b) prepare and file with the Commission such amendments and supplements to the Parent Registration Statement and the Prospectus included therein as may be necessary or required to keep the Parent Registration Statement effective for the period required hereby and comply with all applicable provisions of the Securities Act;

(c) use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Parent Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to promptly notify each Holder of Registrable Securities included in the Parent Registration Statement of such order;

(d) furnish to each Holder of Registrable Securities included in the Parent Registration Statement such number of copies of the Prospectus included in the Parent Registration Statement (including each preliminary Prospectus) as such Persons reasonably may request in order to comply with the requirements of the Securities Act;

(e) notify the Holders of Registrable Securities included in the Parent Registration Statement upon the occurrence of any event as a result of which the Prospectus included in the Parent Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to such Holders a reasonable number of copies of a supplement or an amendment to such Prospectus as may be necessary so that such Prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, that Parent may delay preparing, filing and distributing any such supplement or amendment if Parent determines in good faith that such supplement or amendment might, in the reasonable judgment of Parent, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by Parent (whether or not a final decision has been made to undertake such transaction) or (ii) involve initial or continuing disclosure obligations that are not in the best interests of Parent’s stockholders at such time; and provided, further, that (x) Parent shall give notice (a “Standstill Notice”) of any such delay to each such Holder, (y) such delay shall not extend, with respect to the registration effected pursuant to the provisions of Section 2, for a period of more than sixty (60) days without the written consent of the Representative and (z) Parent shall not exercise such right more than twice during any twelve-month period;

(f) if required, use commercially reasonable efforts to register or qualify the Registrable Securities covered by the Parent Registration Statement under the securities or “blue sky” laws of such United States jurisdictions as the sellers of Registrable Securities or, in the case of an Underwritten Offering, the managing underwriter or underwriters reasonably shall request; provided, however, that Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(g) use commercially reasonable efforts to include the Registrable Securities covered by the Parent Registration Statement on the NASDAQ National Market System or any other securities exchange on which the Common Stock of Parent is then listed; and

(h) in the event of an Underwritten Offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to Parent, with the managing underwriter of such offering.

4. Obligations of Holders. Each Holder covenants that it shall:

(a) furnish to Parent such information regarding itself and the intended method of disposition of Registrable Securities as necessary to assure compliance with applicable federal and state securities laws or as Parent shall reasonably request;

(b) upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3(c), immediately discontinue disposition of Registrable Securities pursuant to the Parent Registration Statement until withdrawal of the stop order referred to in Section 3(c);

(c) discontinue disposition of Registrable Securities pursuant to the Parent Registration Statement during the period from the date specified in the Standstill Notice given by Parent pursuant to Section 3(e) above that Parent has determined in accordance with Section 3(e) that it will delay the preparation and filing of an amendment or supplement to the Prospectus included in the Parent Registration Statement until the expiration date specified in such notice; and

(d) sell, transfer or otherwise dispose of shares of Registrable Securities, and any other shares of Common Stock acquired by such Holder pursuant to the terms of the Merger Agreement (or any securities issued in respect thereof), only through Merrill Lynch, Charles Schwab or such other broker selected by such Holder and approved by Parent.

5. Expenses. All expenses incurred by Parent in complying with Section 2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Parent, fees and expenses incurred in connection with complying with state securities or “blue sky” laws, fees payable to the National Association of Securities Dealers, Inc., fees payable to any securities exchange or over-the-counter market quotation system (i.e., NASDAQ National Market System), and fees of transfer agents and registrars, but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts and selling commissions, fees of advisors to Holders of Registrable Securities and transfer and similar taxes are called “Selling Expenses.” All Registration Expenses shall be borne by Parent and all Selling Expenses shall be borne by the participating Holders pro rata on the basis of the number of shares so registered.

6. Indemnification and Contribution. If any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by law, Parent shall indemnify and hold harmless each selling Holder, the Holder’s direct and indirect subsidiaries and affiliates, and each of their partners, directors, officers, employees, stockholders, agents and representatives (all referred to as “Holder Indemnitees”) against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal fees or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement of a material fact or alleged untrue statement of a material fact contained in such Registration Statement, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will reimburse such selling Holders for any reasonable legal fees or other expenses as reasonably incurred by any such Holder Indemnitee in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of Parent, nor shall Parent be obligated to indemnify any Holder Indemnitee for any Losses to the extent that such Losses arise out of or are based upon and in conformity with information furnished by such Holder Indemnitee for use in such Registration Statement; and provided, further, that Parent shall not be required to indemnify any Holder Indemnitee to the extent that any Loss results from such Person selling Common Stock (i) to a Person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the Prospectus, as most recently amended or supplemented, if Parent has previously furnished or made available copies thereof or (ii) following written notice of the occurrence of an event described in Section 3(c) or 3(e) hereof.

(b) To the extent permitted by law, each selling Holder agrees to indemnify and hold harmless Parent, the officers, directors, employees, agents and representatives of Parent, and each Person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, against all Losses to the extent that any such Losses arise out of or are based upon and in conformity with information furnished by such Holder for use in such Registration Statement or a breach by such selling Holder or any of its obligations hereunder; and each selling Holder agrees to reimburse all legal fees or other expenses as reasonably incurred by Parent and any such officer, director, employee, agent, representative, or controlling Person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any Proceeding (including by reason of any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such Proceeding, to the extent prejudicial to its ability to defend such Proceeding, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such Proceeding, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 of with respect to any other Proceeding.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the actions or omissions which resulted in such Losses, as well as any other equitable considerations, it being understood that the relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7. Miscellaneous.

(a) All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by facsimile, with confirmation as provided above addressed as follows:

(i)	if to Parent, to:

Alloy, Inc.

151 West 26th Street, 11th Floor

New York, NY 10001

Attention: Chief Executive Officer

Facsimile: (212) 244-4311

with a copy to (which shall not constitute notice):

Alloy, Inc.

151 West 26th Street, 11th Floor

New York, NY 10001

Attention: General Counsel

Facsimile: (212) 244-4311

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: Dean G. Zioze, Esq.

Facsimile: (617) 542-2241

(ii)	if to a Stockholder, to the addresses set forth on Schedule A, and

(iii)	if to the Representative, to:

Joshua J. Schanker

6 Frost Street

Apt. 1

Cambridge, MA 02140

with a copy to (which shall not constitute notice):

Peter Katz, Esq.

Day, Berry & Howard LLP

One International Place

Boston, MA 02110

Facsimile: (617) 345-4745

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of facsimile transmission, upon confirmed receipt.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of laws provisions. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts sitting in New York City and Boston, Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement or any Related Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction other parties are or may be subject, by suit upon such judgment.

(c) This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by Parent and the Representative. Any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d) The rights and obligations hereunder of the Holder may be assigned to a transferee of the Registrable Securities as long as: (i) Parent is, within ten (10) days following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with Parent to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Merger Agreement and any other applicable agreement. No rights under this Agreement shall be assigned to any Person to whom less than a majority of the number of shares of Registrable Securities held by the transferor is transferred; provided, however, that a Holder may assign its rights under this Agreement if the assignment is made in connection with a distribution without consideration, such as by a gift or creation and funding of a trust.

(e) In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(f) This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

(g) This Agreement, together with the Merger Agreement and the agreements delivered in connection therewith, contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be executed on its behalf as of the day and year first above written.

PARENT:

ALLOY, INC.

By:	/s/ Matthew C. Diamond
Name:	Matthew C. Diamond
Title:	Chief Executive Officer

THE STOCKHOLDERS:

/s/ Joshua J. Schanker
Joshua J. Schanker

/s/ Jawad Laraqui
Jawad Laraqui

/s/ Jason Gracilieri
Jason Gracilieri

/s/ Joe Presbrey
Joe Presbrey

/s/ Joshua J. Forman
Joshua J. Forman

/s/ Jason Pavel
Jason Pavel

/s/ Anthony Fuger
Anthony Fuger

/s/ Paul Berman
Paul Berman

/s/ Elizabeth Fincannon
Elizabeth Fincannon

/s/ Stefan Hayden
Stefan Hayden

/s/ Dev Purkayastha
Dev Purkayastha

/s/ Tim Sogard
Tim Sogard

THE REPRESENTATIVE:

/s/ Joshua J. Schanker
Joshua J. Schanker